UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2010

Tower Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50990	13-3894120

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
120 Broadway, 31st Floor
New York, NY 10271
(Address of principal executive offices)
(212) 655-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement
On September 10, 2010, Tower Group, Inc. (“Tower”) entered into an amendment to the Credit Agreement, dated as of May 14, 2010 (the “Credit Agreement”), among Tower, Bank of America, N.A., as Administrative Agent, Fronting Bank and L/C Administrator, JPMorgan Chase Bank, N.A. and KeyBank National Association, as Co-Syndication Agents, and the lender parties thereto, with lenders representing a majority of the commitments under the Credit Agreement. The amendment permits Tower to enter into specified types of convertible note hedge transactions and to satisfy Tower’s obligations with respect to such transactions, subject to the terms of the amendment. The amendment further provides that Tower’s delivery of cash, shares of Tower’s common stock or a combination thereof to holders of convertible notes upon conversion will not constitute restricted payments under the Credit Agreement.
Item 8.01. Other Events
An investment in our securities involves risks. You should carefully consider the following information about these risks in considering whether to invest in or hold our securities. Additional risks not presently known to us, or that we currently deem immaterial may also impair our business or results of operations. If any of the described risks actually were to occur, our business, financial condition or results of operations could be affected materially and adversely. The risk factors below update and supplement the risks disclosed under “Item 1A—Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009. In this report, the terms “we,” “us” and “our” refer to Tower and its subsidiaries, unless otherwise noted or indicated by context.

Risks related to our business

If our actual loss and loss adjustment expenses exceed our loss reserves, our financial condition and results of operations could be significantly adversely affected.

Our results of operations and financial condition depend upon our ability to estimate the potential losses associated with the risks that we insure and reinsure. We estimate loss and loss adjustment expense reserves to cover our estimated liability for the payment of all losses and loss adjustment expenses incurred under the policies that we write. Loss reserves include case reserves, which are established for specific claims that have been reported to us, and reserves for claims that have been incurred but not reported (or “IBNR”). To the extent that loss and loss adjustment expenses exceed our estimates, we will be required to immediately recognize the less favorable experience and increase loss and loss adjustment expense reserves, with a corresponding reduction in our net income in the period in which the deficiency is identified. For example, over the past ten years we have experienced adverse development of reserves for losses and loss adjustment expenses incurred in prior years.

Although loss reserves on property lines of business tend to be relatively predictable from an actuarial standpoint, the reserving process for losses on the liability coverage portions of our commercial and personal lines policies possesses characteristics that make case and IBNR reserving inherently less susceptible to accurate actuarial estimation. Unlike property losses, liability losses are claims made by third parties of which the policyholder may not be aware and therefore may be reported a significant amount of time, sometimes years, after the occurrence. As liability claims most often involve claims of bodily injury, assessment of the proper case reserve is a far more subjective process than claims involving property damage. In addition, the determination of a case reserve for a liability claim is often without the benefit of information, which develops slowly over the life of the claim and can subject the case reserve to substantial modification well after the claim was first reported. Numerous factors impact the liability case reserving process, including venue, the amount of monetary damage, the permanence of the injury and the age of the claimant among other factors.

Estimating an appropriate level of loss and loss adjustment expense reserves is an inherently uncertain process. Accordingly, actual loss and loss adjustment expenses paid will likely deviate, perhaps substantially, from the reserve estimates reflected in our consolidated financial statements. It is possible that claims could exceed our loss and loss adjustment expense reserves and have a material adverse effect on our financial condition or results of operations.

Many of our quota share reinsurance agreements contain provisions for a ceding commission under which the commission rate that we receive varies inversely with the loss ratio on the ceded premiums, with higher commission rates corresponding to lower loss ratios and vice versa. The loss ratio depends on our estimate of the loss and loss adjustment expense reserves on the ceded business. As a result, the same uncertainties associated with estimating loss and loss adjustment expense reserves affect the estimates of ceding commissions earned. If and to the extent that we have to increase our reserves on the business that is subject to these reinsurance agreements, we may have to reduce the ceding commission rate, which would amplify the reduction in our net income in the period in which the increase in our reserves is made.

A substantial amount of our business currently comes from a limited geographical area. Any single catastrophe or other condition affecting losses in this area could adversely affect our results of operations.

Our Insurance Subsidiaries currently write the bulk of their business in the Northeast United States. As a result, a single catastrophe occurrence, destructive weather pattern, terrorist attack, regulatory development or other condition or general economic trend affecting the region within which we conduct our business could adversely affect our financial condition or results of operations more significantly than that of other insurance companies that conduct business across a broader geographical area. During our history, we have experienced only one catastrophic event that significantly affected our results of operations. During the first quarter of 2010, we recognized a $17.5 million pre-tax loss as a result of the severe winter storms that affected the northeastern United States during the period from March 13 to March 15, 2010. This loss added 6.5 points to our first quarter 2010 loss ratio.

The incidence and severity of catastrophes are inherently unpredictable and our losses from catastrophes could be substantial. The occurrence of claims from catastrophic events is likely to result in substantial volatility in our financial condition or results of operations for any fiscal quarter or year and could have a material adverse effect on our financial condition or results of operations and our ability to write new business. Increases in the values and concentrations of insured property may increase the severity of such occurrences in the future. Although we attempt to manage our exposure to such events, including through the use of reinsurance, the frequency or severity of catastrophic events could exceed our estimates. As a result, the occurrence of one or more catastrophic events could have a material adverse effect on our financial condition or results of operations.

If we cannot obtain adequate reinsurance protection for the risks we have underwritten, we may be exposed to greater losses from these risks or we may reduce the amount of business we underwrite, which will reduce our revenues.

Under state insurance law, insurance companies are required to maintain a certain level of capital in support of the policies they issue. In addition, rating agencies will reduce an insurance company’s ratings if the company’s premiums exceed specified multiples of its capital. As a result, the level of our Insurance Subsidiaries’ statutory surplus and capital limits the amount of premiums that they can write and on which they can retain risk. Historically, we have utilized reinsurance to expand our capacity to write more business than our Insurance Subsidiaries’ surplus would have otherwise supported.

From time to time, market conditions have limited, and in some cases have prevented, insurers from obtaining the types and amounts of reinsurance that they consider adequate for their business needs. These conditions could produce unfavorable changes in prices, reduced ceding commission revenue or other potentially adverse changes in the terms of reinsurance. Accordingly, we may not be able to obtain our desired amounts of reinsurance. In addition, even if we are able to obtain such reinsurance, we may not be able to obtain such reinsurance from entities with satisfactory creditworthiness or negotiate terms that we deem appropriate or acceptable.

Even if we are able to obtain reinsurance, our reinsurers may not pay losses in a timely fashion, or at all, which may cause a substantial loss and increase our costs.

As of June 30, 2010, we had a net balance due us from our reinsurers of $320.6 million, consisting of $238.0 million in reinsurance recoverables on unpaid losses, $14.7 million in reinsurance recoverables on paid losses and $67.9 million in prepaid reinsurance premiums. Since October 1, 2003, we have sought to manage our exposure to our reinsurers by placing our quota share reinsurance on a “funds withheld” basis and requiring any non-admitted reinsurers to collateralize their share of unearned premium and loss reserves. However, we have recoverables from our pre-October 1, 2003 reinsurance arrangements that are uncollateralized, in that they are not supported by letters of credit, trust accounts, “funds withheld” arrangements or similar mechanisms intended to protect us against a reinsurer’s inability or unwillingness to pay. Our net exposure to our reinsurers totaled $137.4 million as of June 30, 2010. As of June 30, 2010, our largest net exposure to any one reinsurer was approximately $42.8 million, related to OneBeacon Insurance Group Ltd. Because we remain primarily liable to our policyholders for the payment of their claims, in the event that one of our reinsurers under an uncollateralized treaty became insolvent or refused to reimburse us for losses paid, or delayed in reimbursing us for losses paid, our cash flow and financial results could be materially and adversely affected. As of June 30, 2010, our largest balance due from any one reinsurer was approximately $93.0 million, which was due from Swiss Reinsurance America Corp.

A decline in the ratings assigned to our insurance subsidiaries could affect our standing among brokers, agents and insureds and cause our sales and earnings to decrease.

Ratings have become an increasingly important factor in establishing the competitive position of insurance companies. There is no assurance that any additional U.S. licensed insurance companies that we may acquire will receive ratings comparable to the current ratings of our Insurance Subsidiaries. These ratings are subject to, among other things, the rating agencies’ evaluation of our capitalization and performance on an ongoing basis including our management of terrorism and natural catastrophe risks, loss reserves and expenses, and there is no guarantee that our Insurance Subsidiaries will maintain their respective ratings.

Our ratings are subject to periodic review by, and may be revised downward or revoked at the sole discretion of, the rating agencies. A decline in a company’s ratings indicating reduced financial strength or other adverse financial developments can cause concern about the viability of the downgraded insurer among its agents, brokers and policyholders, resulting in a movement of business away from the downgraded carrier to other stronger or more highly rated carriers. Because many of our agents and brokers (whom we refer to as “producers”) and policyholders purchase our policies on the basis of our current ratings, the loss or reduction of any of our ratings will adversely impact our ability to retain or expand our policyholder base.

The objective of the rating agencies’ rating systems is to provide an opinion of an insurer’s financial strength and ability to meet ongoing obligations to its policyholders. Our ratings reflect the rating agencies’ opinion of our financial strength and are not evaluations directed to investors in our common stock, nor are they recommendations to buy, sell or hold our common stock.

The failure of any of the loss limitation methods we employ could have a material adverse effect on our financial condition or our results of operations.

Various provisions of our policies, such as limitations or exclusions from coverage or choice of forum, which have been negotiated to limit our risks, may not be enforceable in the manner we intend. At the present time we employ a variety of endorsements to our policies that limit exposure to known risks, including but not limited to exclusions relating to coverage for lead paint poisoning, asbestos and most claims for bodily injury or property damage resulting from the release of pollutants.

In addition, the policies we issue contain conditions requiring the prompt reporting of claims to us and our right to decline coverage in the event of a violation of that condition. Our policies also include limitations restricting the period in which a policyholder may bring a breach of contract or other claim against us, which in many cases is shorter than the statutory limitations for such claims in the states in which we write business. While these exclusions and limitations reduce the loss exposure to us and help eliminate known exposures to certain risks, it is possible that a court or regulatory authority could nullify or void an exclusion or legislation could be enacted modifying or barring the use of such endorsements and limitations in a way that would adversely effect our loss experience, which could have a material adverse effect on our financial condition or results of operations.

We may face substantial exposure to losses from terrorism and we are currently required by law to provide coverage against such losses.

Our location and amount of business written in New York City and adjacent areas by our Insurance Subsidiaries may expose us to losses from terrorism. U.S. insurers are required by state and Federal law to offer coverage for terrorism in certain lines.

Although our Insurance Subsidiaries are protected by the federally funded terrorism reinsurance, there is a substantial deductible that must be met, the payment of which could have an adverse effect on our results of operations. As a consequence of this legislation, potential losses from a terrorist attack could be substantially larger than previously expected, could also adversely affect our ability to obtain reinsurance on favorable terms, including pricing, and may affect our underwriting strategy, rating, and other elements of our operation.

The effects of emerging claim and coverage issues on our business are uncertain.

As industry practices and legal, judicial, social and other environmental conditions change, unexpected and unintended issues related to claims and coverage may emerge. These issues may adversely affect our business by either extending coverage beyond our underwriting intent or by increasing the number or size of claims. In some instances, these changes may not become apparent until some time after we have issued insurance or reinsurance contracts that are affected by the changes. As a result, the full extent of liability under our insurance or reinsurance contracts may not be known for many years after a contract is issued.

Since we depend on a core of selected producers for a large portion of our revenues, loss of business provided by any one of them could adversely affect us.

Our products are marketed by independent producers. In our Brokerage Insurance segment, these independent producers are comprised of retail agents and wholesale agents who aggregate business from retail agents. In our Specialty Business segment, these independent producers are comprised of managing general agencies who handle various underwriting and policy issuance tasks on our behalf and who generally accept submissions from various other independent producers.

Other insurance companies compete with us for the services and allegiance of these producers. These producers may choose to direct business to our competitors, or may direct less desirable risks to us. In our Brokerage Insurance segment, approximately 45% of the 2009 gross premiums written, including premiums produced by TRM on behalf of its issuing companies, were produced by our top 18 producers, representing 1.3% of our active agents and brokers. These producers each have annual written premiums of $5.0 million or more. As we build a broader territorial base, the number of producers with significant premium volumes with Tower in each of our segments is increasing.

Our largest producers in 2009 were Northeast Agencies and Morstan General Agency. In the year ended December 31, 2009, these producers accounted for 9% and 8%, respectively, of the total of our gross premiums written. No other producer was responsible for more than 3% of our gross premiums written.

With the closing of the CastlePoint transactions and the SUA transaction, we have also added program underwriting agents who may become significant producers. A significant decrease in business from, or the entire loss of, our largest producer or several of our other large producers would cause us to lose premium and require us to seek alternative producers or to increase submissions from existing producers. In the event we are unable to find replacement producers or increase business produced by our existing producers, our premium revenues would decrease and our business and results of operations would be materially and adversely affected.

Our reliance on producers subjects us to their credit risk.

With respect to the premiums produced by TRM for its issuing companies and a limited amount of premium volume written by our Insurance Subsidiaries, producers collect premium from the policyholders and forward them to TRM and our Insurance Subsidiaries. In most jurisdictions, when the insured pays premiums for these policies to producers for payment over to TRM or our Insurance Subsidiaries, the premiums are considered to have been paid under applicable insurance laws and regulations and the insured will no longer be liable to us for those amounts, whether or not we have actually received the premiums from the producer. Consequently, we assume a degree of credit risk associated with producers. Although producers’ failures to remit premiums to us have not caused a material adverse impact on us to date, there have been instances where producers collected premium but did not remit it to us, and we were nonetheless required under applicable law to provide the coverage set forth in the policy despite the absence of premium. Because the possibility of these events is dependent in large part upon the financial condition and internal operations of our producers, which in most cases is not public information, we are not able to quantify the exposure presented by this risk. If we are unable to collect premiums from our producers in the future, our financial condition and results of operations could be materially and adversely affected.

We operate in a highly competitive environment. If we are unsuccessful in competing against larger or more well-established rivals, our results of operations and financial condition could be adversely affected.

The property and casualty insurance industry is highly competitive and has historically been characterized by periods of significant pricing competition alternating with periods of greater pricing discipline, during which competition focuses on other factors. Beginning in 2000, the market environment was increasingly favorable as rates increased significantly. During the latter part of 2004 and throughout 2005, increased competition in the marketplace became evident and, as a result, average annual rate increases became moderate. The catastrophe losses of 2004 and 2005 produced increased pricing and reduced capacity for insurance of catastrophe-exposed property. However, since 2006, a softening of the non-catastrophe-exposed market has led to more aggressive pricing in specific segments of the commercial lines business, particularly in those lines of business and accounts with larger annual premiums. The Insurance Information Institute indicates that the industry-wide change in net premiums written in the Property & Casualty industry in 2007 decreased to a zero growth (0.0 percent) condition. A.M. Best Company reported that the industry-wide change in net premiums written in the property and casualty industry was -2.0% in 2008 compared to -0.7% in 2007 and is estimated to have declined -4.2% in 2009.

The new capacity that had entered the market had placed more pressure on production and profitability targets. A.M. Best had stated that industry policyholder surplus grew for five consecutive years; 2003-2007, but declined in 2008. However, policyholder surplus is estimated to have increased by 9.4% in 2009 to $519.3 billion from 2008. This places the premium-to-surplus ratio at 0.8:1.0 at year-end 2009.

Competition driven by strong earnings and capital gains can be projected to moderate as economic conditions impacting those sources deteriorate. Overall capacity and declining underwriting profits may result in a lessening of competitive pressure from other insurers that previously sought to expand the types or amount of business they write. This may cause a shift in focus by some insurers from an interest in market share to increase their concentration on underwriting discipline. We attempt to compete based primarily on products offered, service, experience, the strength of our client relationships, reputation, speed of claims payment, financial strength, ratings, scope of business, commissions paid and policy and contract terms and conditions. There are no assurances that in the future we will be able to retain or attract customers at prices which we consider to be adequate.

In our commercial and personal lines admitted business segments, we compete with major U.S. insurers and certain underwriting syndicates, including large national companies such as Travelers Companies, Inc., Allstate Insurance Company and State Farm Insurance; regional insurers such as Selective Insurance Company, Harleysville Insurance Company, Hanover Insurance and Peerless Insurance Company and smaller, more local competitors such as Greater New York Mutual, Magna Carta Companies and Utica First Insurance Company. Our non-admitted binding authority and brokerage business with general agents competes with Scottsdale Insurance Company, Admiral Insurance Company, Mt. Hawley Insurance Company, Navigators Group, Inc., Essex Insurance Company, Colony Insurance Company, Century Insurance Group, Nautilus Insurance Group, RLI Corp., United States Liability Insurance Group and Burlington Insurance Group, Inc. In our program business, we compete against competitors that write program business such as QBE Insurance Group Limited, Delos Insurance Group, Am Trust Financial Services, Inc., RLI Corp., Chartis Inc., W.R. Berkley Corporation, Markel Corporation, Great American Insurance Group and Philadelphia Insurance Companies.

Many of these companies have greater financial, marketing and management resources than we do. Many of these competitors also have more experience, better ratings and more market recognition than we do. We seek to distinguish ourselves from our competitors by providing a broad product line offering and targeting those market segments that provide us with the best opportunity to earn an underwriting profit. We also compete with other companies by quickly and opportunistically delivering products that respond to our producers’ needs.

In addition to competition in the operation of our business, we face competition from a variety of sources in attracting and retaining qualified employees. We also face competition because of entities that self-insure, primarily in the commercial insurance market. From time to time, established and potential customers may examine the benefits and risks of self-insurance and other alternatives to traditional insurance.

We may experience difficulty in expanding our business, which could adversely affect our results of operations and financial condition.

In addition to our recent acquisitions of Hermitage, CastlePoint, AequiCap, SUA and the OneBeacon Personal Lines Division, we plan to continue to expand our licensing or acquire other insurance companies with multi-state property and casualty licensing in order to expand our product and service offerings geographically. We also intend to continue to acquire books of business that fit our underwriting competencies from competitors, managing agents and other producers and to acquire other insurance companies. This expansion strategy may present special risks:

•	We have achieved our prior success by applying a disciplined approach to underwriting and pricing in select markets that are not well served by our competitors. We may not be able to successfully implement our underwriting, pricing and product strategies in companies or books of business we acquire or over a larger operating region;

•	We may not be successful in obtaining the required regulatory approvals to offer additional insurance products or expand into additional states; and

•	We may have difficulty in efficiently combining an acquired company or block of business with our present financial, operational and management information systems.

We cannot assure you that we will be successful in expanding our business or that any new business will be profitable. If we are unable to expand our business or to manage our expansion effectively, our results of operations and financial condition could be adversely affected.

Our acquisitions could result in integration difficulties, unexpected expenses, diversion of management’s attention and other negative consequences.

As part of our growth strategy, we have made numerous acquisitions in recent years. Assuming we have access to adequate levels of debt and equity capital, we plan to continue to acquire complementary businesses as a key element of our growth strategy. We must integrate the technology, operations, systems and personnel of acquired businesses with our own and attempt to grow the acquired businesses as part of our company. The integration of other businesses is a complex process and places significant demands on our management, financial, technical and other resources. The successful integration of businesses we have acquired in the past and may acquire in the future is critical to our future success. If we are unsuccessful in integrating these businesses, our financial and operating performance could suffer. The risks and challenges associated with the acquisition and integration of acquired businesses include:

•	We may be unable to efficiently consolidate our financial, operational and administrative functions with those of the businesses we acquire;

•	Our management’s attention may be diverted from other business concerns;

•	We may be unable to retain and motivate key employees of an acquired company;

•	We may enter markets in which we have little or no prior direct experience;

•	Litigation, indemnification claims and other unforeseen claims and liabilities may arise from the acquisition or operation of acquired businesses;

•	The costs necessary to complete integration may exceed our expectations or outweigh some of the intended benefits of the transactions we complete;

•	We may be unable to maintain the customers or goodwill of an acquired business; and

•	The costs necessary to improve or replace the operating systems, products and services of acquired businesses may exceed our expectations.

We may be unable to integrate our acquisitions successfully with our operations on schedule or at all. We can provide no assurances that we will not incur large expenses in connection with business units we acquire. Further, we can provide no assurances that acquisitions will result in cost savings or sufficient revenues or earnings to justify our investment in, or our expenses related to, these acquisitions.

In recent years we have successfully created shareholder value through acquisitions of insurance entities. We may not be able to continue to create shareholder value through such transactions in the future.

In the past several years, we have completed numerous acquisitions of insurance entities, many of which have contributed significantly to our growth in book value. Failure to identify and complete future acquisition opportunities could limit our ability to achieve our target returns. Even if we were to identify and complete future acquisition opportunities, there is no assurance that such acquisitions will ultimately achieve their anticipated benefits.

Failure to complete, or complete on a timely basis, a pending merger or acquisition may negatively impact our business, financial condition, results of operation, prospects and stock price.

We regularly evaluate merger and acquisition opportunities, and as a result, future mergers or acquisitions may occur at any time. A pending merger or acquisition is typically subject to the satisfaction or waiver of a number of conditions, including the receipt of required regulatory approvals, satisfactory due diligence and other customary closing conditions. There can be no assurance that the conditions to the completion of a pending merger or acquisition will be satisfied or waived. If a pending merger or acquisition is delayed or not completed, we would not realize the anticipated benefits of having completed, or having completed on a timely basis, as the case may be, such merger or acquisition, which may adversely affect our business, financial condition, results of operation, prospects and stock price.

We could be adversely affected by the loss of one or more principal employees or by an inability to attract and retain staff.

Our success will depend in substantial part upon our ability to attract and retain qualified executive officers, experienced underwriting talent and other skilled employees who are knowledgeable about our business. We rely substantially upon the services of our executive management team. If we were to lose the services of members of our key management team, our business could be adversely affected. We believe we have been successful in attracting and retaining key personnel throughout our history. We have employment agreements with Michael H. Lee, our Chairman of the board of directors, President and Chief Executive Officer, and other members of our senior management team. We do not currently maintain key man life insurance policies with respect to our employees except for Michael H. Lee.

Our investment performance may suffer as a result of adverse capital market developments or other factors, which may affect our financial results and ability to conduct business.

We invest the premium we receive from policyholders until it is needed to pay policyholder claims or other expenses. At June 30, 2010, our invested assets consisted of $1.7 billion in fixed maturity securities and $36.8 million in equity securities at fair value. Additionally, we held $348.5 million in cash and cash equivalents and short-term investments. In 2009, we earned $74.9 million of net investment income representing 7.6% of our total revenues and 44.7% of our pre-tax income. At June 30, 2010, we had unrealized gains of $90.5 million which could change significantly depending on changes in market conditions. Our funds are invested by outside professional investment advisory management firms under the direction of our management team in accordance with detailed investment guidelines set by us. Although our investment policies stress diversification of risks, conservation of principal and liquidity, our investments are subject to a variety of investment risks, including risks relating to general economic conditions, market volatility, interest rate fluctuations, liquidity risk and credit and default risk. (Interest rate risk is discussed below under the heading, “We may be adversely affected by interest rate changes.”) In particular, the volatility of our claims may force us to liquidate securities, which may cause us to incur capital losses. If we do not structure our investment portfolio so that it is appropriately matched with our insurance and reinsurance liabilities, we may be forced to liquidate investments prior to maturity at a significant loss to cover such liabilities. Investment losses could significantly decrease our asset base and statutory surplus, thereby affecting our ability to conduct business. We recognized net realized capital gains for 2009 which amounted to $1.5 million yet included other than temporary impairment (“OTTI”) charges of $23.5 million. The OTTI charges were primarily the result of mortgage-backed securities and, to a lesser extent, corporate bonds. As a result of the market volatility, we may experience difficulty in determining accurately the value of our various investments.

We may be adversely affected by interest rate changes.

Our operating results are affected, in part, by the performance of our investment portfolio. General economic conditions affect the markets for interest-rate-sensitive securities, including the level and volatility of interest rates and the extent and timing of investor participation in such markets. Unexpected changes in general economic conditions could create volatility or illiquidity in these markets in which we hold positions and harm our investment return. Our investment portfolio contains interest rate sensitive instruments, such as bonds, which may be adversely affected by changes in interest rates. A significant increase in interest rates could have a material adverse effect on our financial condition or results of operations. Generally, bond prices decrease as interest rates rise. Changes in interest rates could also have an adverse effect on our investment income and results of operations. For example, if interest rates decline, investment of new premiums received and funds reinvested may earn less than expected.

As of June 30, 2010, mortgage-backed securities constituted approximately 22.72% of our invested assets, including cash and cash equivalents. As with other fixed income investments, the fair market value of these securities fluctuates depending on market and other general economic conditions and the interest rate environment. Changes in interest rates can expose us to prepayment risks on these investments. When interest rates fall, mortgage-backed securities may be prepaid more quickly than expected and the holder must reinvest the proceeds at lower interest rates. Certain of our mortgage-backed securities currently consist of securities with features that reduce the risk of prepayment, but there is no guarantee that we will not invest in other mortgage-backed securities that lack this protection. In periods of increasing interest rates, mortgage-backed securities are prepaid more slowly, which may require us to receive interest payments that are below the interest rates then prevailing for longer than expected.

Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control.

We may require additional capital in the future, which may not be available or may only be available on unfavorable terms.

Our future capital requirements depend on many factors, including our ability to write new business successfully and to establish premium rates and reserves at levels sufficient to cover losses. To the extent that our present capital is insufficient to meet future operating requirements or cover losses, we may need to raise additional funds through financings or curtail our growth. Based on our current operating plan, we believe our current capital will support our operations without the need to raise additional capital. However, we cannot provide any assurance in that regard, since many factors will affect our capital needs and their amount and timing, including our growth and profitability, our claims experience and the availability of reinsurance, as well as possible acquisition opportunities, market disruptions and other unforeseeable developments. If we had to raise additional capital, equity or debt financing may not be available at all or may be available only on terms that are not favorable to us. In the case of equity financings, dilution to our stockholders could result, and in any case such securities may have rights, preferences and privileges that are senior to those of holders of our common stock. Historically, we have raised additional capital through the offering of trust preferred securities. As a result of the recent crisis in the global capital markets, financing through the offering of trust preferred securities may not be available at all or may be available only on terms that are not favorable to us. If we cannot obtain adequate capital on favorable terms or at all, our business, liquidity needs, financial condition or results of operations could be materially adversely affected.

The regulatory system under which we operate, and potential changes thereto, could have a material adverse effect on our business.

Our Insurance Subsidiaries are subject to comprehensive regulation and supervision in their respective jurisdictions of domicile. The purpose of the insurance laws and regulations is to protect insureds, not our stockholders. These regulations are generally administered by the Insurance Departments in which the individual insurance companies are domiciled and relate to, among other things:

•	standards of solvency, including risk based capital measurements;

•	restrictions on the nature, quality and concentration of investments;

•	required methods of accounting;

•	rate and form regulation pertaining to certain of our insurance businesses;

•	mandating certain insurance benefits;

•	potential assessments for the provision of funds necessary for the settlement of covered claims under certain policies provided by impaired, insolvent or failed insurance companies; and

•	transactions with affiliates.

Significant changes in these laws and regulations could make it more expensive to conduct our business. The Insurance Subsidiaries’ domiciliary state Insurance Departments, and, with respect to the acquisition of CastlePoint, the Bermuda Monetary Authority, also conduct periodic examinations of the affairs of their domiciled insurance companies and require the filing of annual and other reports relating to financial condition, holding company issues and other matters. These regulatory requirements may adversely affect or inhibit our ability to achieve some or all of our business objectives.

Our Insurance Subsidiaries may not be able to obtain or maintain necessary licenses, permits, authorizations or accreditations in new states we intend to enter, or may be able to do so only at significant cost. In addition, we may not be able to comply fully with or obtain appropriate exemptions from, the wide variety of laws and regulations applicable to insurance companies or holding companies. Failure to comply with or to obtain appropriate authorizations or exemptions under any applicable laws could result in restrictions on our ability to do business or engage in certain activities that are regulated in one or more of the jurisdictions in which we operate and could subject us to fines and other sanctions, which could have a material adverse effect on our business. In addition, changes in the laws or regulations to which our operating subsidiaries are subject could adversely affect our ability to operate and expand our business or could have a material adverse effect on our financial condition or results of operations.

In recent years, the U.S. insurance regulatory framework has come under increased Federal scrutiny, and some state legislators have considered or enacted laws that may alter or increase state regulation of insurance and reinsurance companies and holding companies. Moreover, state insurance regulators regularly re-examine existing laws and regulations, often focusing on modifications to holding company regulations, interpretations of existing laws and the development of new laws. Changes in these laws and regulations or the interpretation of these laws and regulations could have a material adverse effect on our financial condition or results of operations. The highly publicized investigations of the insurance industry by state and other regulators and government officials in recent years have led to, and may continue to lead to, additional legislative and regulatory requirements for the insurance industry and may increase the costs of doing business.

The activities of TRM, CPM and CPRMFL are subject to licensing requirements and regulation under the laws of New York, New Jersey and other states where they do business. The businesses of TRM, CPM and CPRMFL depend on the validity of, and continued good standing under, the licenses and approvals pursuant to which they operate, as well as compliance with pertinent regulations. As of February 5, 2009, the date of closing of our acquisition of CastlePoint, our activities became subject to certain licensing requirements and regulation under the laws of Bermuda.

Licensing laws and regulations vary from jurisdiction to jurisdiction. In all jurisdictions, the applicable licensing laws and regulations are subject to amendment or interpretation by regulatory authorities. Generally such authorities are vested with relatively broad and general discretion as to the granting, renewing and revoking of licenses and approvals. Licenses may be denied or revoked for various reasons, including the violation of such regulations, conviction of crimes and the like. Possible sanctions which may be imposed include the suspension of individual employees, limitations on engaging in a particular business for specified periods of time, revocation of licenses, censures, redress to clients and fines. In some instances, TRM follows practices based on its or its counsel’s interpretations of laws and regulations, or those generally followed by the industry, which may prove to be different from those of regulatory authorities.

As industry practices and legal, judicial, social and other environmental conditions change, unexpected issues related to claims and coverage may emerge. These issues may adversely affect us by either extending coverage beyond our underwriting intent or by increasing the number or size of claims. In some instances, these changes may not become apparent until some time after we have issued insurance or reinsurance contracts that are affected by the changes. As a result, the full extent of liability under our insurance or reinsurance contracts may not be known for many years after a contract is issued. The effects of this and other unforeseen emerging claim and coverage issues are extremely hard to predict and could adversely affect us.

If the assessments we are required to pay are increased drastically, our results of operations and financial condition will suffer.

Our Insurance Subsidiaries are required to participate in various mandatory insurance facilities or in funding mandatory pools, which are generally designed to provide insurance coverage for consumers who are unable to obtain insurance in the voluntary insurance market. Our Insurance Subsidiaries are subject to assessments in the states where we do business for various purposes, including the provision of funds necessary to fund the operations of the Insurance Department and insolvency funds. In 2009, the Insurance Subsidiaries were assessed approximately $11.8 million by various state insurance-related agencies. These assessments are generally set based on an insurer’s percentage of the total premiums written in a state within a particular line of business. The Company is permitted to assess premium surcharges on workers’ compensation policies that are based on statutorily enacted rates. As of June 30, 2010, the liability for the various workers’ compensation funds, which includes amounts assessed on workers’ compensation policies, was $3.8 million for our Insurance Subsidiaries. As our company grows, our share of any assessments may increase. However, we cannot predict with certainty the amount of future assessments because they depend on factors outside our control, such as insolvencies of other insurance companies. Significant assessments could have a material adverse effect on our financial condition or results of operations.

Our ability to meet ongoing cash requirements and pay dividends may be limited by our holding company structure and regulatory constraints.

Tower is a holding company and, as such, has no direct operations of its own. Tower does not expect to have any significant operations or assets other than its ownership of the shares of its operating subsidiaries. Dividends and other permitted payments from Tower’s operating subsidiaries are expected to be Tower’s primary source of funds to meet ongoing cash requirements, including any future debt service payments and other expenses, and to pay dividends, if any, to Tower’s stockholders. As of June 30, 2010, the maximum amount of distributions that our operating subsidiaries could pay to Tower without approval was $64.5 million. The inability of our operating subsidiaries to pay dividends and other permitted payments in an amount sufficient to enable Tower to meet its cash requirements at the holding company level would have a material adverse effect on our operations and Tower’s ability to pay dividends to our stockholders. Accordingly, if you require dividend income you should carefully consider these risks before making an investment in our company.

Although we have paid cash dividends in the past, we may not pay cash dividends in the future.

We have a history of paying dividends to our stockholders when sufficient cash is available, and we currently intend to pay dividends in each quarter of 2010. However, future cash dividends will depend upon our results of operations, financial condition, cash requirements and other factors, including the ability of our subsidiaries to make distributions to us, which ability is restricted in the manner previously discussed in this section. Also, there can be no assurance that we will continue to pay dividends even if the necessary financial conditions are met and if sufficient cash is available for distribution.

We rely on our information technology and telecommunications systems to conduct our business.

Our business is dependent upon the functioning of our information technology and telecommunication systems. We rely upon our systems, as well as the systems of our vendors to underwrite and process our business, make claim payments, provide customer service, provide policy administration services, such as, endorsements, cancellations and premium collections, comply with insurance regulatory requirements and perform actuarial and other analytical functions necessary for pricing and product development. Our operations are dependent upon our ability to timely and efficiently process our business and protect our information and telecommunications systems from physical loss, telecommunications failure or other similar catastrophic events, as well as from security breaches. While we have implemented business contingency plans and other reasonable and appropriate internal controls to protect our systems from interruption, loss or security breaches, a sustained business interruption or system failure could adversely impact our ability to process our business, provide customer service, pay claims in a timely manner or perform.

Integrating the OneBeacon Personal Lines Division may be more difficult than expected.

The acquisition of the OneBeacon Personal Lines Division closed on July 1, 2010. The acquired business and operations will be combined with Tower’s existing personal lines operations with the goal of achieving various benefits, including, among other things, improvement in profitability and financial flexibility, expanding Tower’s suite of personal lines insurance products to add private passenger automobile and personal package policies and achieving cross-selling of products to both producer bases. Achieving the anticipated benefits of the acquisition is subject to a number of uncertainties, including whether Tower and the OneBeacon Personal Lines Division are integrated in an efficient and effective manner, and general competitive factors in the marketplace. In addition, we expect to be highly dependent on OneBeacon Insurance Group, Ltd. for transition services including technology, operations and finance services for a period of time until we can replace and migrate the operations completely. Failure to achieve anticipated benefits and operational migration could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy and could negatively impact our business, financial condition, results of operations, prospects and stock price. In addition, employees and producers may experience uncertainty about their future roles with Tower, which might adversely affect our ability to retain key executives, managers and other employees and producers.

We may be unable to collect amounts due from reciprocals through our ownership of surplus notes.

We provide management services for a fee to two reciprocal insurance exchanges, which we refer to as reciprocals. The reciprocals are capitalized entirely with surplus notes that we acquired from OneBeacon Insurance Group, Ltd. for $96.9 million. Reciprocals are policyholder-owned insurance carriers organized as unincorporated associations. We have no ownership interest in these reciprocals. Under current accounting rules, our consolidated financial statements will include the results of these reciprocals, and therefore, the surplus notes and any accrued interest will be eliminated in consolidation. Payments of principal and interest on notes of reciprocals are subject to regulatory approval. If either of the reciprocals are unable to obtain insurance regulatory approval to repay us, we would be unable to collect amounts owed under the related surplus note, which would impact the statutory capital of the Insurance Subsidiaries that own the surplus notes and impair their ability to pay dividends to Tower.

Adverse economic factors including recession, inflation, periods of high unemployment or lower economic activity could result in the combined company selling fewer policies than expected or an increase in premium defaults which, in turn, could affect the combined company’s growth and profitability.

Negative economic factors may also affect the combined company’s ability to receive the appropriate rate for the risk it insures with its policyholders and may impact its policy flow. In an economic downturn, the degree to which prospective policyholders apply for insurance and fail to pay all balances owed may increase. Existing policyholders may exaggerate or even falsify claims to obtain higher claims payments. These outcomes would reduce the combined company’s underwriting profit to the extent these effects are not reflected in the rates charged by the combined company.

Currently pending or future litigation or governmental proceedings could result in material adverse consequences, including injunctions, judgments or settlements.

We are and from time to time become involved in lawsuits, regulatory inquiries and governmental and other legal proceedings arising out of the ordinary course of its business. Many of these matters raise difficult and complicated factual and legal issues and are subject to uncertainties and complexities. The timing of the final resolutions to these types of matters is often uncertain. Additionally, the possible outcomes or resolutions to these matters could include adverse judgments or settlements, either of which could require substantial payments, adversely affecting our business, financial condition, results of operations, prospects and stock price.

The method for accounting for costs associated with acquiring or renewing insurance contracts is under review by the FASB and the proposed changes, if adopted, would result in a significant charge to our earnings.

In November 2009, the Emerging Issues Task Force of the FASB issued an exposure draft of Issue No. 09-G, “Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts.” At issue is how the definition of acquisition costs should be interpreted in assessing whether certain costs relating to the acquisition of new or renewal insurance contracts qualify as deferred acquisition costs. In July 2010, the Task Force reached a final consensus-for-exposure that acquisition costs that qualify as deferrable should include only those costs that are directly related to the acquisition of insurance contracts by applying a model similar to the accounting for loan origination costs. That definition would not include, for example, any costs incurred in the acquisition of new or renewal contracts related to unsuccessful contract acquisitions. This pending guidance is expected to be effective for annual and interim periods beginning after December 15, 2011 and would allow, but not require, retrospective application. The final vote by the FASB on this guidance is expected to occur on September 15, 2010. As of June 30, 2010, we had recorded $58.8 million of “other deferred acquisition expenses” as part of “Deferred acquisition costs, net of deferred ceding commission revenue” on our consolidated balance sheet. The amount included in the category “other deferred acquisition expenses” may be significantly reduced as a result of the adoption of this guidance. If the FASB adopts this guidance, we intend to implement this guidance, and apply it retrospectively, for the year ended December 31, 2010. We expect that this would result in our recording a significant non-cash charge to either beginning retained earnings or operating results for the year ended December 31, 2010. If the FASB were to fail to adopt this guidance, there can be no assurance that we would not in any case modify our accounting for deferred acquisition costs in the future, which could have an adverse affect on our future results.

Risks related to our industry

The threat of terrorism and military and other actions may adversely affect our investment portfolio and may result in decreases in our net income, revenue and assets under management.

The threat of terrorism, both within the United States and abroad, and military and other actions and heightened security measures in response to these types of threats, may cause significant volatility and declines in the equity markets in the United States, Europe and elsewhere, as well as loss of life, property damage, additional disruptions to commerce and reduced economic activity. Some of the assets in our investment portfolio may be adversely affected by declines in the equity markets and economic activity caused by the continued threat of terrorism, ongoing military and other actions and heightened security measures.

We can offer no assurances that terrorist attacks or the threat of future terrorist events in the United States and abroad or military actions by the United States will not have a material adverse effect on our business, financial condition or results of operations.

Our results of operations and revenues may fluctuate as a result of many factors, including cyclical changes in the insurance industry.

The results of operations of companies in the property and casualty insurance industry historically have been subject to significant fluctuations and uncertainties. Our profitability can be affected significantly by:

•	competition;

•	rising levels of loss costs that we cannot anticipate at the time we price our products;

•	volatile and unpredictable developments, including man-made, weather-related and other natural catastrophes or terrorist attacks;

•	changes in the level of reinsurance capacity and insurance capacity;

•	changes in the amount of loss and loss adjustment expense reserves resulting from new types of claims and new or changing judicial interpretations relating to the scope of insurers’ liabilities; and

•	fluctuations in equity markets and interest rates, inflationary pressures, conditions affecting the credit markets, segments thereof or particular asset classes and other changes in the investment environment, which affect returns on invested assets and may impact the ultimate payout of losses.

The supply of insurance is related to prevailing prices, the level of insured losses and the level of industry surplus which, in turn, may fluctuate in response to changes in rates of return on investments being earned in the insurance and reinsurance industry. As a result, the insurance business historically has been a cyclical industry characterized by periods of intense price competition due to excessive underwriting capacity alternating with periods when shortages of capacity permitted favorable premium levels. Significant amounts of new capital flowing into the insurance and reinsurance sectors could lead to a significant reduction in premium rates, less favorable policy terms and fewer submissions for our underwriting services. In addition to these considerations, changes in the frequency and severity of losses suffered by insureds and insurers may affect the cycles of the insurance business significantly, and we expect to experience the effects of such cyclicality.

This cyclicality could have a material adverse effect on our results of operations and revenues.

Changing climate conditions may adversely affect our financial condition or profitability.

There is an emerging scientific consensus that the earth is getting warmer. Climate change, to the extent it produces rising temperatures and changes in weather patterns, may affect the frequency and severity of storms and other weather events, the affordability, availability and underwriting results of homeowners and commercial property insurance and, if frequency and severity patterns increase, could negatively affect our financial results.

Risks related to disruptions in the financial markets

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs, access to capital and cost of capital.

The capital and credit markets have been experiencing volatility and disruption in certain market sectors.

We need liquidity to pay claims, reinsurance premiums, operating expenses, interest on our debt and dividends on our capital stock. Without sufficient liquidity, we will be forced to curtail our operations, and our business will suffer. The principal sources of our liquidity are insurance premiums, reinsurance recoveries, ceding commissions, fee revenues, cash flow from our investment portfolio and other assets, consisting mainly of cash or assets that are readily convertible into cash. Other sources of liquidity in normal markets also include a variety of instruments, including medium- and long-term debt, junior subordinated debt securities and stockholders’ equity.

In the event current resources do not satisfy our needs, we may have to seek additional financing. The availability of additional financing will depend on a variety of factors such as market conditions, the general availability of credit, the volume of trading activities, the overall availability of credit to the financial services industry, our credit ratings and credit capacity, as well as the possibility that customers or lenders could develop a negative perception of our long- or short-term financial prospects if we incur large investment losses or if the level of our business activity decreased due to a market downturn. Similarly, our access to funds may be impaired if regulatory authorities or rating agencies take negative actions against us. Our internal sources of liquidity may prove to be insufficient, and in such case, we may not be able to successfully obtain additional financing on favorable terms, or at all.

Disruptions, uncertainty or volatility in the capital and credit markets may also limit our access to capital required to operate our business. Such market conditions may limit our ability to satisfy statutory capital requirements, generate fee income and access the capital necessary to grow our business. As such, we may be forced to delay raising capital, issue shorter tenor securities than we prefer, or bear an unattractive cost of capital which could decrease our profitability and significantly reduce our financial flexibility. Our results of operations, financial condition, cash flows and statutory capital position could be materially adversely affected by disruptions in the financial markets.

Difficult conditions in the global capital markets and the economy generally may materially adversely affect our business and results of operations and we do not expect these conditions to improve in the near future.

Our results of operations are materially affected by conditions in the capital markets and the economy generally. The stress experienced by capital markets that began in the second half of 2007 continued throughout 2009 and has continued into 2010. Recently, concerns over inflation or deflation, energy costs, geopolitical issues, the availability and cost of credit, the mortgage market and a declining real estate market have contributed to increased volatility and diminished expectations for the economy and markets going forward. These concerns and the continuing market upheavals may have an adverse effect on us. Our revenues may decline in such circumstances and our profit margins could erode. In addition, in the event of extreme prolonged market disruptions we could incur significant losses. Even in the absence of a market downturn, we are exposed to substantial risk of loss due to market volatility.

Factors such as consumer spending, business investment, government spending, the volatility and strength of the capital markets and inflation or deflation all affect the business and economic environment and, ultimately, the amount and profitability of our business. In an economic downturn characterized by higher unemployment, lower family income, lower corporate earnings, lower business investment and lower consumer spending, the demand for our insurance products could be adversely affected. In addition, we may experience an elevated incidence of claims. Adverse changes in the economy could affect earnings negatively and could have a material adverse effect on our business, results of operations and financial condition. The current mortgage crisis has also raised the possibility of future legislative and regulatory actions that could further impact our business. We cannot predict whether or when such actions may occur, or what impact, if any, such actions could have on our business, results of operations and financial condition.

The impairment of other financial institutions could adversely affect us.

We have exposure to many different industries and counterparties, and routinely execute transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, reinsurers and other institutions. Many of these transactions expose us to credit risk in the event of default of our counterparty. We also have exposure to various financial institutions in the form of unsecured debt instruments and equity investments and unsecured debt instruments issued by various state and local municipal authorities. There can be no assurance that any such losses or impairments to the carrying value of these assets would not materially and adversely affect our business and results of operations.

We are exposed to significant financial and capital markets risk which may adversely affect our results of operations, financial condition and liquidity, and our net investment income can vary from period to period.

We are exposed to significant financial and capital markets risk, including changes in interest rates, credit spreads, equity prices, real estate values, market volatility, the performance of the economy in general, the performance of the specific obligors included in our portfolio and other factors outside our control. Our exposure to interest rate risk relates primarily to the market price and cash flow variability associated with changes in interest rates. A rise in interest rates will increase the net unrealized loss position of our investment portfolio. Our investment portfolio contains interest rate sensitive instruments, such as fixed income securities, which may be adversely affected by changes in interest rates from governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. A rise in interest rates would increase the net unrealized loss position of our investment portfolio, offset by our ability to earn higher rates of return on funds reinvested. Conversely, a decline in interest rates would decrease the net unrealized loss position of our investment portfolio, offset by lower rates of return on funds reinvested.

Our exposure to credit spreads primarily relates to market price associated with changes in credit spreads. A widening of credit spreads will increase the net unrealized loss position of the investment portfolio and, if issuer credit spreads increase significantly or for an extended period of time, would likely result in higher other-than-temporary impairments. Credit spread tightening will reduce net investment income associated with new purchases of fixed maturities. Our investment portfolio also has significant exposure to risks associated with mortgage-backed securities. As with other fixed income investments, the fair market value of these securities fluctuates depending on market and other general economic conditions and the interest rate environment.

In addition, market volatility can make it difficult to value certain of our securities if trading becomes less frequent. As such, valuations may include assumptions or estimates that may have significant period to period changes which could have a material adverse effect on our consolidated results of operations or financial condition. Continuing challenges include continued weakness in the real estate market and increased mortgage delinquencies, investor anxiety over the economy, rating agency downgrades of various structured products and financial issuers, unresolved issues with structured investment vehicles, deleveraging of financial institutions and hedge funds and a serious dislocation in the inter-bank market. If significant, continued volatility, changes in interest rates, changes in credit spreads and defaults, a lack of pricing transparency, market liquidity and declines in equity prices, individually or in tandem, could have a material adverse effect on our results of operations, financial condition or cash flows through realized losses, impairments and changes in unrealized positions.

Our valuation of fixed maturity and equity securities may include methodologies, estimations and assumptions which are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect our results of operations or financial condition.

We have categorized our fixed maturity and equity securities into a three-level hierarchy, based on the priority of the inputs to the respective valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). An asset or liability’s classification within the fair value hierarchy is based on the lowest level of significant input to its valuation. The relevant GAAP guidance defines the input levels as follows:

Level 1—Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities traded in active markets. Included are those investments traded on an active exchange, such as the NASDAQ Global Select Market.

Level 2—Inputs to the valuation methodology include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability and market-corroborated inputs. Included are investments in U.S. Treasury securities and obligations of U.S. government agencies, together with municipal bonds, corporate debt securities, commercial mortgage and asset-backed securities and certain residential mortgage-backed securities that are generally investment grade.

Level 3—Inputs to the valuation methodology are unobservable for the asset or liability and are significant to the fair value measurement. Material assumptions and factors considered in pricing investment securities may include projected cash flows, collateral performance including delinquencies, defaults and recoveries, and any market clearing activity or liquidity circumstances in the security or similar securities that may have occurred since the prior pricing period. Included in this valuation methodology are investments in certain mortgage-backed and asset-backed securities.

At June 30, 2010, approximately 2.1%, 97.4% and 0.5% of these securities represented Level 1, Level 2 and Level 3, respectively. The availability of observable inputs varies and is affected by a wide variety of factors. When the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires significantly more judgment. The degree of judgment exercised by management in determining fair value is greatest for investments during periods of market disruption including periods of significantly rising or high interest rates, rapidly widening credit spreads or illiquidity, it may be difficult to value certain of our securities, for example, non-agency residential mortgage backed securities if trading becomes less frequent or market data becomes less observable. There may be certain asset classes that were in active markets with significant observable data that become illiquid due to the current financial environment. In such cases, more securities may fall to Level 3 and thus require more subjectivity and management judgment. As such, valuations may include inputs and assumptions that are less observable or require greater estimation as well as valuation methods which are more sophisticated or require greater estimation thereby resulting in values which may be less than the value at which the investments may be ultimately sold. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported within our consolidated financial statements and the period-to-period changes in value could vary significantly. Decreases in value may have a material adverse effect on our results of operations or financial condition.

Some of our investments are relatively illiquid and are in asset classes that have been experiencing significant market valuation fluctuations.

We hold certain investments that may lack liquidity, such as non-agency residential mortgage backed securities, subprime mortgage backed securities and certain commercial mortgage backed securities, rated below AA. These asset classes represented 5.3% of the carrying value of our total cash and invested assets as of June 30, 2010.

The reported values of our less liquid asset classes described in the paragraph above do not necessarily reflect the lowest current market price for the asset. If we were forced to sell certain of our assets in the current market, there can be no assurance that we would be able to sell them for the prices at which we have recorded them and we may be forced to sell them at lower prices.

The determination of the amount of impairments taken on our investments is highly subjective and could materially impact our results of operations or financial position.

The determination of the amount of allowances and impairments varies by investment type and is based upon our periodic evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. There can be no assurance that our management has accurately assessed the level of impairments taken in our financial statements. Furthermore, additional impairments may need to be taken in the future. Historical trends may not be indicative of future impairments.

For example, the cost of our fixed maturity and equity securities is adjusted for impairments in value deemed to be other-than-temporary in the period in which the determination is made. The assessment of whether impairments have occurred is based on management’s case-by-case evaluation of the underlying reasons for the decline in fair value.

Our management regularly reviews our fixed-maturity and equity securities portfolios to evaluate the necessity of recording impairment losses for other-than-temporary declines in the fair value of investments. In evaluating potential impairment, management considers, among other criteria: (i) the current fair value compared to amortized cost or cost, as appropriate; (ii) the length of time the security’s fair value has been below amortized cost or cost; (iii) specific credit issues related to the issuer such as changes in credit rating, reduction or elimination of dividends or non-payment of scheduled interest payments; (iv) management’s intent and ability to retain the investment for a period of time sufficient to allow for any anticipated recovery in value to cost; (v) specific cash flow estimations for certain mortgage-backed securities; and (vi) current economic conditions.

Gross unrealized losses may be realized or result in future impairments.

Our gross unrealized losses on fixed maturity securities at June 30, 2010 were $8.3 million pre-tax, and the amount of gross unrealized losses on securities that have been in an unrealized loss position for twelve months or more is approximately $6.0 million pre-tax. Realized losses or impairments may have a material adverse impact on our results of operation and financial position.

If our business does not perform well, we may be required to recognize an impairment of our goodwill, intangible or other long-lived assets or to establish a valuation allowance against the deferred income tax asset, which could adversely affect our results of operations or financial condition.

Goodwill represents the excess of the amounts we paid to acquire subsidiaries and other businesses over the fair value of their net assets at the date of acquisition. We test goodwill at least annually for impairment. Impairment testing is performed based upon estimates of the fair value of the reporting units to which the goodwill relates. The estimated fair value of the acquired net assets is impacted by the ongoing performance of the related business. If it is determined that the goodwill has been impaired, we must write down the goodwill by the amount of the impairment, with a corresponding charge to income. Such write downs could have a material adverse effect on our results of operations or financial position.

Intangible assets represent the amount of fair value assigned to certain assets when we acquire a subsidiary or a book of business. Intangible assets are classified as having either a finite or an indefinite life. We test the recoverability of indefinite life intangibles at least annually. We test the recoverability of finite life intangibles whenever events or changes in circumstances indicate that the carrying value of a finite life intangible may not be recoverable. An impairment is recognized if the carrying value of an intangible asset is not recoverable and exceeds its fair value in which circumstances we must write down the intangible asset by the amount of the impairment, with a corresponding charge to income. Such write downs could have a material adverse effect on our results of operations or financial position.

Deferred income tax represents the tax effect of the differences between the book and tax basis of assets and liabilities. Deferred tax assets are assessed periodically by management to determine if they are realizable. Factors in management’s determination include the performance of the business including the ability to generate taxable capital gains. If based on available information, it is more likely than not that the deferred income tax asset will not be realized, then a valuation allowance must be established with a corresponding charge to net income. Such charges could have a material adverse effect on our results of operations or financial position.

Risks related to our common stock

Insurance laws and regulations, delaware law, our charter documents and terms of our indebtedness may impede or discourage a takeover, which could cause the market price of our shares to decline.

We currently have insurance subsidiaries in Florida, New York, California, Illinois, New Jersey, New Hampshire, Maine and Massachusetts. The insurance company change of control laws in each of those states require written approval from the superintendent or commissioner of the insurance department of such state before a third party can acquire control of us. Control is presumed to exist if any person, directly or indirectly, controls or holds with the power to vote more than 10% (or 5% in the case of Florida) of our voting securities.

In addition, our articles of incorporation and bylaws contain provisions that may prevent or deter a third party from acquiring us, even if such acquisition could benefit you. These provisions may limit our shareholders’ ability to approve a transaction that our shareholders may think is in their best interests. Such provisions include (i) classifying our board of directors with staggered three-year terms, which may lengthen the time required to gain control of our board of directors; (ii) prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of the stockholders; (iii) limiting who may call special meetings of stockholders; (iv) establishing advance notice requirements for nominations of candidates for election to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings; and (v) the existence of authorized and unissued Tower common stock which would allow our board of directors to issue shares to persons friendly to current management.

We are a Delaware corporation, and the anti-takeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing stockholders. In addition, our board of directors has the power, without stockholder approval, to designate the terms of one or more series of preferred stock and issue shares of preferred stock. Our revolving credit facility also has provisions that give rise to events of default on the occurrence of a change of control. Insurance laws and regulations, the ability of our board of directors to create and issue a new series of preferred stock, certain provisions of Delaware law and our certificate of incorporation and bylaws and certain terms of our indebtedness could impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our common stock, which, under certain circumstances, could reduce the market price of our common stock.

We can issue preferred stock without stockholder approval, which could materially adversely affect the rights of common stockholders.

Our amended and restated certificate of incorporation authorizes us to issue “blank check” preferred stock, the designation, rights, preferences and any qualifications, limitations or shares of which may be fixed or altered from time to time by our board of directors. Accordingly, our board of directors has the authority, without stockholder approval, to issue preferred stock with rights that could materially adversely affect the voting power or other rights of the common stockholders or the market value of the common stock.

Convertible note hedge and warrant transactions may affect the value of our common stock.

In connection with the previously announced offering of convertible senior notes due 2014, which we refer to as convertible senior notes, we expect to enter into convertible note hedge transactions with certain financial institutions, which we refer to herein as the “hedge counterparties.” We also expect to enter into warrant transactions with the hedge counterparties. The convertible note hedge transactions are intended to reduce potential dilution to our common stock and to offset potential cash payments in excess of the principal amount of the convertible senior notes, as the case may be, upon conversion of the convertible senior notes. However, the warrant transactions will separately have a dilutive effect on our earnings per share to the extent that the market price per share of our common stock exceeds the strike price of the warrants.

In connection with establishing their initial hedges of the convertible note hedge and warrant transactions, the hedge counterparties or their respective affiliates expect to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the convertible senior notes. These activities could increase (or reduce the size of any decrease in) the market price of our common stock concurrently with or shortly after the pricing of the convertible senior notes.

In addition, the hedge counterparties or their respective affiliates are likely to modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the convertible senior notes and prior to the maturity of the convertible senior notes. In particular, such hedge modification transactions are likely to occur on or around any conversion date and during any observation period related to a conversion of convertible senior notes.

In addition, if any such convertible note hedge and warrant transactions fail to become effective, whether or not the offering of convertible senior notes is completed, the hedge counterparties or their respective affiliates are likely to unwind their hedge positions with respect to our common stock, which could adversely affect the value of our common stock.

The effect, if any, of any of these transactions and activities on the market price of our common stock or the convertible senior notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of our common stock.

We are subject to counterparty risk with respect to the convertible note hedge transactions.

The hedge counterparties are financial institutions or affiliates of financial institutions, and we will be subject to the risk that these hedge counterparties may default or otherwise fail to perform, or may exercise certain rights to terminate their obligations, under the convertible note hedge transactions. Our exposure to the credit risk of the hedge counterparties will not be secured by any collateral. Recent global economic conditions have resulted in the actual or perceived failure or financial difficulties of many financial institutions. If one or more of the hedge counterparties to one or more of our convertible note hedge transactions becomes subject to insolvency proceedings, we will become an unsecured creditor in those proceedings with a claim equal to our exposure at the time under those transactions. Our exposure will depend on many factors but, generally, an increase in our exposure will be correlated to an increase in the market price of our common stock or in volatility of our common stock. In addition, upon a default or other failure to perform by, or a termination of the obligations of, one of the hedge counterparties, we may suffer adverse tax consequences as well as dilution with respect to our common stock. We can provide no assurances as to the financial stability or viability of any of the hedge counterparties.

Repurchases by us of our common stock may affect the value of our common stock.

We expect to use approximately $50 million of the net proceeds from the previously announced offering of convertible senior notes to repurchase shares of our common stock, of which we anticipate using up to $40 million to repurchase shares from institutional investors through one or more of the initial purchasers or their respective affiliates as our agent concurrently with the offering in privately-negotiated transactions. Any such concurrent repurchases may raise or maintain the market price of our common stock above market levels that otherwise would have prevailed, or prevent or reduce a decline in the market price of our common stock, concurrently with, or shortly after, the pricing of the convertible senior notes.

We have in the past, and may from time to time in the future, engage in additional repurchases of our common stock by means of open market repurchases or privately-negotiated transactions, using available funds or debt financing.

Conversion of the convertible senior notes may dilute the ownership interest of our existing stockholders.

The conversion of some or all of the convertible senior notes may dilute the ownership interests of our existing stockholders despite the expected reduction of such potential dilution as a result of the convertible note hedge transactions. For example, we may elect to settle a conversion solely in shares of our common stock, in which case we would generally only be entitled to receive a number of shares under the convertible note hedge transactions corresponding to the amount, if any, by which the shares we are required to deliver upon conversion of the convertible senior notes have a value that exceeds the principal amount of converted convertible senior notes. In addition, in certain circumstances, such as a conversion of convertible senior notes where we have elected to settle our conversion obligation solely in shares of our common stock or a conversion of convertible senior notes in connection with a make-whole fundamental change, the value of cash, shares of our common stock or combination thereof, we are entitled to receive under the convertible note hedge transactions may be less than the value of cash, shares of our common stock or combination thereof, in excess of the principal amount of the convertible senior notes that we are obligated to deliver upon conversion of the convertible senior notes. Furthermore, the warrant transactions will separately have a dilutive effect on our common stock to the extent that the market value per share of our common stock exceeds the applicable strike price of the warrants. Any sales in the public market of any or our common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the anticipated conversion of the convertible senior notes into shares of our common stock or a combination of cash and shares of our common stock could depress the price of our common stock.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Number	Description
99.1	First Amendment to Credit Agreement, dated as of September 10, 2010.

SIGNATURES
Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group, Inc.
Registrant
Date: September 14, 2010	/s/ William E. Hitselberger
WILLIAM E. HITSELBERGER
Senior Vice President & Chief Financial Officer